UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

PrivateBancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	36-3681151 (I.R.S. Employer Identification No.)

120 South LaSalle Street Chicago, Illinois (Address of principal executive offices)	60603 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.125% Subordinated Debentures due 2042	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-184372

Securities to be registered pursuant to Section 12(g) of the Act:  None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby is the 7.125% Subordinated Debentures due 2042 (the “Debentures”) of PrivateBancorp, Inc., a Delaware corporation (the “Company”).  The Debentures will be issued under an Indenture, dated as of October 18, 2012 (the “Subordinated Indenture”), between the Company and U.S. Bank National Association, as Trustee (the “Trustee”), as supplemented by a First Supplemental Indenture, dated as of October 18, 2012 (the “First Supplemental Indenture” and together with the Subordinated Indenture, the “Indenture”), between the Company and the Trustee.  The description of the Debentures under the section captioned “Securities That May be Offered—Debt Securities” in the Company’s prospectus, dated October 11, 2012 included in the Company’s registration statement on Form S-3 (File No. 333-184372) filed with the Securities and Exchange Commission (the “Commission”) on October 11, 2012 and under the section captioned “Description of the Debentures” in the prospectus supplement dated October 11, 2012 for the Debentures filed with the Commission pursuant to Rule 424(b)(2) under the Securities Act of 1933 on October 15, 2012, are incorporated herein by reference.

Item 2.  Exhibits.

Exhibit No.	Description

1.	Indenture dated as of October 18, 2012 between the Company and the Trustee (incorporated herein by reference to Exhibit 4.1 to Form 8-K filed by the Company with the SEC on October 18, 2012).

2.

First Supplemental Indenture dated as of October 18, 2012 between the Company and the Trustee (incorporated herein by reference to Exhibit 4.2 to Form 8-K filed by the Company with the SEC on October 18, 2012).

3.	Form of Global Security for $125,000,000 aggregate principal amount of 7.125% Subordinated Debentures due 2042 (included in Exhibit 2).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 22, 2012	PrivateBancorp, Inc.
(Registrant)

	By:	/s/Kevin M. Killips
Name: Kevin M. Killips
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.	Indenture dated as of October 18, 2012 between the Company and the Trustee (incorporated herein by reference to Exhibit 4.1 to Form 8-K filed by the Company with the SEC on October 18, 2012).

2.

First Supplemental Indenture dated as of October 18, 2012 between the Company and the Trustee (incorporated herein by reference to Exhibit 4.2 to Form 8-K filed by the Company with the SEC on October 18, 2012).

3.	Form of Global Security for $125,000,000 aggregate principal amount of 7.125% Subordinated Debentures due 2042 (included in Exhibit 2).